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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------


                                    FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 25, 1998


                        PACIFICAMERICA MONEY CENTER, INC.
             (Exact name of registrant as specified in its charter)


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
           California                          0-20897                        95-4465729
  (State or other jurisdiction        (Commission File Number)               (IRS Employer
       of incorporation)                                                  Identification No.)
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                          Ventura Boulevard, Suite 102
                        Woodland Hills, California 91364
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (818) 992-8999


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Item 5.  Other Events

               On June 25, 1998, the PacificAmerica Home Equity Loan Trusts Series 1998-2F and Series 1998-2V (the "Trusts") issued an aggregate of $200 million in securities backed by home equity loans ("Mortgage Loans") originated by Pacific Thrift and Loan Company ("Pacific Thrift"), a wholly-owned subsidiary of PacificAmerica Money Center, Inc. (the "Company"). The Trusts were formed pursuant to Trust Agreements, each dated as of June 1, 1998, between Merrill Lynch Mortgage Investors, Inc. (the "Depositor") and Wilmington Trust Company, the Owner Trustee. The Series 1998-2F Trust was formed to hold approximately $62 million of fixed rate loans, and the Series 1998-2V Trust was formed to hold approximately $138 million of adjustable rate loans. The securities were issued by the Trusts in the form of notes (the "Notes"), pursuant to the terms of separate Indentures, each dated as of June 1, 1998, between each of the Trusts and Bankers Trust Company of California, N.A. (the "Indenture Trustee"). The Notes are insured under a financial guaranty insurance policy issued by Financial Security Assurance Inc., and are rated "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. The offering of Notes was underwritten by Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch"). The terms of the Notes and a description of the Mortgage Loans sold by the Company to the Trust are contained in a Prospectus Supplement dated June 22, 1998, to Prospectus dated June 22, 1998, included as part of a registration statement filed by the Depositor with the Securities and Exchange Commission.

               The Company sold fixed rate Mortgage Loans having an aggregate principal balance of approximately $46 million to the Series 1998-2F Trust as of the closing date of the securitization, and may sell up to an additional approximately $16 million of fixed rate loans to the Series 1998-2F Trust by August 25, 1998. The Company sold adjustable rate Mortgage Loans having an aggregate principal balance of approximately $102.5 million to the Series 1998-2V Trust as of the closing date of the securitization, and may sell up to an additional approximately $35.5 million of adjustable rate loans to the Series 1998-2V Trust by August 25, 1998. The terms of the sale of Mortgage Loans are contained in two separate Home Equity Loan Purchase Agreements, one for the fixed rate loans and one for the adjustable rate loans, each dated as of June 22, 1998 (the "Loan Purchase Agreements"), by and among PAMM, the Depositor, the Trust and the Indenture Trustee. The Loan Purchase Agreements provide, among other terms, that the sale of the Mortgage Loans is non-recourse except for the obligation to repurchase or replace Mortgage Loans upon a breach of certain standard and customary representations and warranties.

               The Company is named as Master Servicer for the Mortgage Loans under Servicing Agreements dated June 1, 1998 by and among the Company, the Indenture Trustee and each of the Trusts. Advanta Mortgage Corp. USA ("Advanta"), has been appointed as Sub-Servicer for the Mortgage Loans, and will provide substantially all servicing related to the Mortgage Loans.

               The Company intends to obtain an advance on the interest-only strip receivable retained by it in each of the Trusts under the Master Assignment Agreement, dated as of

                                        2

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December 18, 1997 (the "Master Assignment Agreement"), with Merrill Lynch
Mortgage Capital, Inc.("MLMCI").


               Except for historical information contained herein, statements in this report are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks include, among others, risk of inability to meet loan production goals; risk of changes in market for loan securitizations, risk of loss on the interest-only strip receivables resulting from differences between actual and assumed prepayment or loss experience; risk of loss of funding sources for loan originations; risk of loss of credit enhancement; loan delinquencies and defaults; possible decline of collateral values for loans; fluctuations in interest rates; competition in the lending industry; and possible regulatory enforcement actions and legislative action. For more complete information concerning factors which could affect the Company's financial results, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and other reports filed with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

               (c) Exhibits. (Each of the documents listed below is for the Series 1998-2F Trust. Substantially similar documents exist for the Series 1998-2V Trust, but these documents have not been filed, because the terms are substantially the same, except for provisions relating to the interest rate terms of the mortgage loans sold, as the documents filed herewith for the Series 1998-2F Trust.

10.1 Home Equity Loan Purchase Agreement, dated as of June 22, 1998, by and among the Company, Merrill Lynch Mortgage Investors, Inc. ("Depositor"), PacificAmerica Home Equity Loan Trust Series 1998-2F, as issuer (the "Trust"), and Bankers Trust Company of California, N.A. ("Indenture Trustee").

10.2 Indenture, dated as of June 1, 1998, between the Trust and the Indenture Trustee.

10.3 Amended and Restated Trust Agreement, dated as of June 1, 1998, between the Depositor and Wilmington Trust Company ("Owner Trustee").

10.4 Servicing Agreement dated June 1, 1998, by and among the Company, the Indenture Trustee and the Trust.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 2, 1998              PACIFICAMERICA MONEY CENTER, INC.



                                    By:/s/JOEL R. SCHULTZ
                                        Joel R. Schultz
                                        President and Chief Executive Officer


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                                  EXHIBIT INDEX


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
Exhibit
Number            Description
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
10.1 Home Equity Loan Purchase Agreement, dated as of June 22, 1998, by and among the Company, Merrill Lynch Mortgage Investors, Inc. ("Depositor"), PacificAmerica Home Equity Loan Trust Series 1998-2F, as issuer (the "Trust"), and Bankers Trust Company of California, N.A. ("Indenture Trustee").

10.2 Indenture, dated as of June 1, 1998, between the Trust and the Indenture Trustee.

10.3 Amended and Restated Trust Agreement, dated as of June 1, 1998, between the Depositor and Wilmington Trust Company ("Owner Trustee").

10.4 Servicing Agreement dated June 1, 1998, by and among the Company, the Indenture Trustee and the Trust.
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